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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Registration Statement of Cost Plus, Inc. on Form S-8 pertaining to the 1995 Stock Option Plan and 1996 Director Option Plan of Cost Plus, Inc. of our report dated March 17, 1998 appearing in the Annual Report on Form 10-K of Cost Plus, Inc. for the year ended January 31, 1998.

/s/ Deloitte & Touche LLP


San Francisco, California
June 16, 1998